Free Writing Prospectus

Filed on May 13, 2010 Pursuant to Rule 433

Registration No. 333-146701-07

*ABS New Issue* $600MM AmeriCredit Automobile Receivables Trust 2010-2

Jt-Leads: WFS/DB/JPM        Co-Mgrs(AAA only): CS/RBS/UBS **ALL POT**

CLS	SIZE	MDY/S&P	WAL	LEGAL	BENCH SPRD	YIELD	COUPON	$Px
A-1	152.1MM	P-1/A-1	0.21	6/11	iLbr+9	0.50068	0.50068	100.00000
A-2	177.7MM	Aaa/AAA	0.99	10/13	EDSF+50	1.228	1.22	99.99523
A-3	76.6MM	Aaa/AAA	2.03	8/14	ISwp+55	1.726	1.71	99.98045
B	52.8MM	Aa1/AA	2.66	3/15	ISwp+125	2.747	2.73	99.99645
C	65.6MM	A1/A	3.33	10/15	ISwp+275	4.573	4.52	99.96924
D	60.8MM	Baa3/BBB	3.87	6/16	iSwp+425	6.324	6.24	99.99259

Pricing Speed:	1.50% ABS
Optional Clean-Up Call:	10%
Type:	SEC Registered
ERISA Eligible:	Yes
Settlement:	5/20/2010 FLAT
Bill & Deliver:	Wells Fargo Securities

Wells Fargo Securities is the trade name for the capital markets and investment banking services of Wells Fargo & Company and its subsidiaries. If this communication relates to an offering of US registered securities (i) a registration statement has been filed with the SEC, (ii) before investing you should read the field documents, and (iii) you may obtain these documents from your sales rep, by calling 1-800-326-5897 or visiting www.sec.gov. If this communication relates to a securities offering exempt from US registration, you should contact your sales rep for the complete disclosure package. In Japan, see: https://www.wellsfargo.com/com/disclaimer/wfsjb